EXHIBIT 99.1

The following certification accompanies the issuer’s Annual Report on Form10-K and is not filed, as provided in Release Nos. 33-8212 and 34-47551 dated March 21, 2003.

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

     In connection with the filing of the Quarterly Report of First Northern Community Bancorp (the “Company”) on Form 10-K for the period ending December 31, 2002 (the “Report”), I, Owen J. Onsum, the chief executive officer of the Company, certify pursuant to section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,

          (i)  the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

          (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ OWEN J. ONSUM

Owen J. Onsum
March 31, 2003

A signed original of this written statement required by Section 906 has been provided to First Northern Community Bancorp and will be retained by First Northern Community Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.